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                                                                    EXHIBIT 99.1

[LifePoint logo]

FOR IMMEDIATE RELEASE

                       LIFEPOINT, INC. INVITES YOU TO JOIN
                  ITS FIRST QUARTER FISCAL 2004 CONFERENCE CALL

ONTARIO, CALIFORNIA - August 18, 2003 - LifePoint, Inc. (AMEX: LFP), announced that in conjunction with the Company's fiscal 2004 first quarter earnings release, you are invited to listen to its conference call on Wednesday, August 20, 2003 at 4:30 p.m., EST (1:30 p.m. PST), with Linda H. Masterson, President and CEO and Don Rutherford, Vice President and CFO. The financial results for the first quarter FY 2004 ended June 30, 2003 will be reported on August 19, 2003.

    What:                  LifePoint, Inc.'s Fiscal 2004 First Quarter
                           Conference Call

    When:                  Wednesday, August 20, 2003, 4:30 p.m. EST

    Web address:           www.streetevents.com , www.companyboardroom.com, or
                           www.LifePointInc.com

    Dial-in numbers:       1-800-299-7098 and 1-617-801-9715 (international)
                           Passcode #11733072


    Contact:               Lester Rosenkrantz, Cameron Associates,
                           212-245-8800 x212

If you are unable to participate, an audio digital replay of the call will be available from Wednesday, August 20th at 6 p.m. EST until Midnight EST on August 27th by dialing 1-888-268-8010 (domestic) or 617-801-6888 (international) using confirmation code #43906674. A web archive will be available for 30 days at www.streetevents.com, www.companyboardroom.com , or www.LifePointInc.com. The company will issue its quarterly letter to shareholders following the conference call.

ABOUT LIFEPOINT, INC.
LifePoint, Inc., a leader in non-invasive drug diagnostic technologies and solutions, has developed, manufactures and markets the IMPACT TEST SYSTEM - a rapid diagnostic testing, screening and drug monitoring device for use in the workplace, home health care, ambulances, pharmacies and law enforcement. LifePoint's patented and proprietary technologies for the use of saliva as a non-invasive, blood-comparable test specimen, used in conjunction with the flow immunosensor technology licensed from the United States Navy, has allowed LifePoint to develop a broadly applicable, rapid, on-site diagnostic test system. The first product simultaneously detects drugs of abuse and alcohol, with the initial three target markets estimated to be over $1.6 billion.


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LIFEPOINT(R) and IMPACT(R) are trademarks of LifePoint, Inc.


CONTACTS:
LifePoint, Inc.
Linda H. Masterson, CEO & President
(909) 418-3000 x 400
e-mail: LifePoint@LFPT.com
Web site: www.LifePointInc.com.

Cameron Associates
Lester Rosenkrantz
212-245-8800 ext. 212
e-mail: lester@cameronassoc.com